UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022

PLAYAGS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-38357	46-3698600
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6775 S. Edmond St., Suite #300 Las Vegas, Nevada 89118 (Address of principal executive offices) (Zip Code)

(702) 722-6700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 14, 2022, Apollo Gaming Holdings, L.P. (the “Selling Stockholder”), a stockholder of PlayAGS, Inc. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and B. Riley Securities, Inc. (together, the “Underwriters”) to issue and sell (the “Offering”) 8,208,076 shares of the Company’s common stock, par value $0.01. The Offering closed on November 17, 2022. The Underwriting Agreement contains certain customary representations, warranties and agreements by the Company and the Selling Stockholder, conditions to closing, indemnification rights and obligations of the parties and termination rights.

The Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-257677) filed with the Securities and Exchange Commission on July 2, 2021 (the “Registration Statement”), a preliminary prospectus, dated July 2, 2021 included as part of the Registration Statement and a prospectus supplement, dated November 14, 2022 and filed with the Securities and Exchange Commission on November 17, 2022. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated as of November 14, 2022, among Apollo Gaming Holdings, L.P., a stockholder of PlayAGS, Inc., J.P. Morgan Securities LLC and B. Riley Securities, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2022

PLAYAGS, INC.

By:	/s/ Kimo Akiona
Name:	Kimo Akiona
Title:	Chief Financial Officer